SCHEDULE 14A
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                     INFORMATION REQUIRED IN PROXY STATEMENT
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                                 InterTAN, Inc.
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                (Name of Registrant as Specified in Its Charter)

                           Liberation Investments L.P.
                           Liberation Investments Ltd.
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

Contact:
Emanuel R. Pearlman
Liberation Investment Group LLC
11766 Wilshire Blvd, Suite #870
Los Angeles, CA 90025
(310) 479-3434


        INDEPENDENT BOARD NOMINEES ATTEND MEETING WITH REPRESENTATIVES OF
         INTERTAN AND OFFER CONSTRUCTIVE ADVICE REGARDING STRATEGIES TO
                            CREATE SHAREHOLDER VALUE

      Los Angeles, CA - September 29, 2003 - Investment funds Liberation Investments, L.P. and Liberation Investments Ltd. announced today that Lee S. Hillman and Don R. Kornstein, independent nominees for election to the board of InterTAN, Inc. (NYSE: ITN), Emanuel R. Pearlman, and representatives of the Liberation funds, met last week at the Company's headquarters in Barrie, Ontario, with senior management, members of the board of directors and outside advisors of the Company. During the meeting, the Company said that it has been studying the possibility of converting the Company to a Canadian Income Trust since as early as May of 2002, but has declined to pursue a conversion due to the possibility that the Company may incur a US $30 to US $40 million tax under proposed U.S. legislation. The Company also stated that it had engaged in detailed negotiations for the sale of the Company with at least two different buyers in 2001, but neither transaction could be accomplished, and that Scotia Bank had recently began approaching potential buyers on behalf of the Company.

      "According to the Company's representatives, the InterTAN board and management have been reviewing a Canadian Income Trust conversion for at least 17 months now, but no value has been delivered to shareholders," said Emanuel R. Pearlman, majority member and general manager of Liberation Investment Group LLC. "As a large shareholder, we firmly believe decisive steps must be taken immediately for this board and management team to have any credibility with investors."

      At the meeting, Mr. Pearlman told the Company that in his view the Company should announce its intention to convert to a Canadian Income Trust immediately. Such an announcement, Mr. Pearlman said, could aid the Company in its efforts to lobby for an exemption from currently proposed U.S. tax legislation. Moreover, Mr. Pearlman explained, even if the proposed legislation were to become law and the Company is obligated to pay a one-time tax, the Company could borrow, in today's low interest rate environment, the US $30 to US $40 million necessary to pay the tax. The cost of such borrowed funds at currently available rates, Mr. Pearlman explained, would have a de minimus effect on distributions to unit holders in a trust structure.

      Mr. Pearlman also told the Company that by announcing it will pursue a Canadian Income Trust transaction, the Company will, in Mr. Pearlman's view, encourage any third parties with a bona fide interest in acquiring the Company to come forward in a short time frame. Finally, Mr. Pearlman stated that a decision to move to a trust structure now would reduce market risk for completing a Canadian Income Trust transaction if current conditions change while the Company contemplates further its potential courses of action.

      During the meeting, Mr. Pearlman also recommended that the Company and its advisors evaluate two alternative trust structures which would not require the Company to reincorporate in Canada and may avoid immediate corporate level tax. The Company's representatives indicated that they would consider devoting more time to analyzing these structures.

      After the meeting, Liberation nominees Messrs. Hillman and Kornstein met separately with two current directors of InterTAN, Mr. William C. Bousquette and Mr. Ron G. Stegall, Chairman of the InterTAN board. At this meeting, Messrs. Bousquette and Stegall stated that Liberation's representatives gave the Company some good advice and that the board would consider their suggestions.

      "During our meeting, I suggested to Messrs. Bousquette and Stegall that if the Company is truly committed to a transaction, it would make sense to expand the board and have Liberation's two nominees join the board," said Mr. Kornstein. "This would avoid a costly proxy fight and an unnecessary distraction of management's time. Unfortunately, they did not agree."

      "I left the meeting unconvinced that the Company is committed to following through on a transaction," said Mr. Hillman. "The current board appears to be delaying any decisive action indefinitely, which would not be in the best interest of shareholders."

      The Liberation funds own approximately 5.3% of the Company's outstanding shares. Two of the Company's five directors are to be elected at the annual meeting.

      Liberation Investments, L.P. and Liberation Investments Ltd. are private investment funds managed by Liberation Investment Group LLC. Emanuel R. Pearlman is the majority member and general manager of Liberation Investment Group LLC, and as such may be deemed to be the beneficial owner of the shares of InterTAN owned by the Liberation funds.

      The Liberation funds have filed a preliminary proxy statement and other relevant documents with the SEC in support of the election of Lee S. Hillman and Don R. Kornstein to the InterTAN board. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You are able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. The Liberation funds and Messrs. Hillman, Kornstein and Pearlman may be deemed to be participants in the solicitation of proxies from the stockholders of InterTAN in connection with the annual meeting. Information about these participants and their ownership of InterTAN shares can be found in the Liberation funds Schedule 13D filings with the SEC and are also set forth in the proxy statement filed by the Liberation funds with the SEC. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement.